Exhibit 32.2

CERTIFICATION PURSUANT TO

 18 U.S.C. SECTION 1350

 AS ADOPTED PURSUANT TO

 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with this Annual Report on Form 10-K of B-Maven, Inc. (the “Company”) for the fiscal year ended June 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacity and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to her knowledge:

          1.          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2.           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date:	October 2, 2013

By:	/s/ Restituto S. Cenia Jr.
Name: Restituto S. Cenia Jr.

Title: Chairman, President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)